UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a party other than the Registrant [   ]

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[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to ss. 240.14a-12

SENECA FOODS CORPORATION
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SENECA FOODS CORPORATION

3736 South Main Street

Marion, New York 14505

July 9, 2009

Dear Shareholder:

You are cordially invited to the 2009 Annual Meeting of Shareholders of Seneca Foods Corporation (the “Company”), to be held on August 6, 2009 at 1:00 p.m., Eastern Daylight Time, at the Company’s Offices, 3736 South Main Street, Marion, New York.

Information about the Annual Meeting is included in the Notice of Annual Meeting of Shareholders and Proxy Statement which follow.

It is important that your shares of Common Stock be represented at the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, I urge you to give your immediate attention to voting.  Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Very truly yours,

/s/Kraig H. Kayser

KRAIG H. KAYSER

President and Chief Executive Officer

IT IS IMPORTANT THAT THE ENCLOSED PROXY BALLOT BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

SENECA FOODS CORPORATION

3736 South Main Street

Marion, New York 14505

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 6, 2009

To the Shareholders:

The 2009 Annual Meeting of Shareholders of Seneca Foods Corporation (the “Company”) will be held at the Company’s Offices, 3736 South Main Street, Marion, New York, on Thursday, August 6, 2009 at 1:00 p.m., Eastern Daylight Time, for the following purposes:

1.	To elect three directors to serve until the Annual Meeting of shareholders in 2012 and until each of their successors is duly elected and shall qualify;

2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only shareholders of record at the close of business on June 26, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

The prompt return of your proxy will avoid delay and save the expense involved in further communication.  The proxy may be revoked by you at any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person if you wish to attend the Annual Meeting.

By Order of the Board of Directors

/s/Jeffrey L. Van Riper

JEFFREY L. VAN RIPER

Secretary

DATED:  July 9, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 6, 2009.  This proxy statement, form of proxy and the Company’s annual report are available at http://www.senecafoods.com/companyprofile/investor.shtml.

IT IS IMPORTANT THAT THE ENCLOSED PROXY BALLOT BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING	1
Why did I receive this proxy?	1
Who is entitled to vote?	1
How many votes do I have?	1
What does it mean if I receive more than one proxy card?	1
How do I vote?	2
How do I vote my shares that are held by my broker?	2
What am I voting on?	2
Will there be any other items of business on the agenda?	2
How many votes are required to act on the proposals?	2
How are votes counted?	2
What happens if I return my proxy card without voting on all proposals?	3
Who has paid for this proxy solicitation?	3
When was this proxy statement mailed?	3
How can I obtain a copy of this year’s Annual Report on Form 10-K?	3
Can I find additional information on the Company’s website?	3
PROPOSAL ONE: ELECTION OF DIRECTORS	4
Information Concerning Directors	4
Independent Directors	6
BOARD COMMITTEES AND MEETINGS	6
Audit Committee	7
Compensation Committee	7
Corporate Governance and Nominating Committee	7
Board Attendance at Meetings	8
Report of the Audit Committee	8
EXECUTIVE OFFICERS	9
Report of the Compensation Committee	15
Summary Compensation Table	15
Grants of Plan-Based Awards in Fiscal 2008	16
Outstanding Equity Awards at 2009 Fiscal Year-End	17
Stock Vested in Fiscal Year 2009	17
Pension Benefits	18
Compensation of Directors	18
Certain Transactions and Relationships	19
OWNERSHIP OF COMPANY STOCK	21
Security Ownership of Certain Beneficial Owners	21
Security Ownership of Management and Directors	25
Section 16(a) Beneficial Ownership Reporting Compliance	27
PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	28
Principal Accountant Fees and Services	28
OTHER MATTERS	29
SHAREHOLDER PROPOSALS FOR THE 2010 ANNUAL MEETING	29
Proposals for the Company’s Proxy Material	29
Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material	29

PROXY STATEMENT

QUESTIONS AND ANSWERS

ABOUT THE 2009 ANNUAL MEETING

Why did I receive this proxy?

The Board of Directors of Seneca Foods Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Shareholders.  The Annual Meeting will be held Thursday, August 6, 2009, at 1:00 p.m., Eastern Daylight Time, at the Company’s Offices, 3736 South Main Street, Marion, New York.  This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting.  You do not need to attend the Annual Meeting in person in order to vote.

Who is entitled to vote?

All record holders of the Company’s voting stock as of the close of business on June 26, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting.  As of the Record Date, the following shares of voting stock were issued and outstanding: (i) 4,820,080 shares of Class A common stock, $0.25 par value per share (“Class A Common Stock”); (ii) 2,760,903 shares of Class B common stock, $0.25 par value per share (“Class B Common Stock”, and together with the Class A Common Stock, sometimes collectively referred to as the “Common Stock”); (iii) 200,000 shares of Six Percent (6%) Cumulative Voting Preferred Stock, $0.25 par value per share (“6% Preferred Stock”); (iv) 407,240 shares of 10% Cumulative Convertible Voting Preferred Stock - Series A, $0.25 stated value per share (“10% Series A Preferred Stock”); and (v) 400,000 shares of 10% Cumulative Convertible Voting Preferred Stock - Series B, $0.25 stated value per share (“10% Series B Preferred Stock”).

How many votes do I have?

Each share of Class B Common Stock, 10% Series A Preferred Stock, and 10% Series B Preferred Stock is entitled to one vote on each item submitted to you for consideration.  Each share of Class A Common Stock is entitled to one-twentieth (1/20) of one vote on each item submitted to you for consideration.  Each share of 6% Preferred Stock is entitled to one vote, but only with respect to the election of directors.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent or with stockbrokers. Please complete and return all proxy cards to ensure that all your shares are voted.

How do I vote?

•	By Mail: Vote, sign, date your card and mail it in the postage-paid envelope.

•	In Person: At the Annual Meeting.

How do I vote my shares that are held by my broker?

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.

What am I voting on?

You will be voting on Proposal One regarding the election of three directors of the Company and Proposal Two regarding the ratification of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.

Will there be any other items of business on the agenda?

Pursuant to SEC rules, shareholder proposals must have been received by May 16, 2009 to be considered at the Annual Meeting.  To date, we have received no shareholder proposals and we do not expect any other items of business.  Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Arthur S. Wolcott and Kraig H. Kayser with respect to any other matters that might be brought before the Annual Meeting.  Those persons intend to vote that proxy in accordance with their best judgment.

How many votes are required to act on the proposals?

Pursuant to our Bylaws, provided a quorum is present, directors will be elected by a plurality of all the votes cast at the Annual Meeting with each share of voting stock being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.

The ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010 requires the affirmative vote of a majority of the votes cast on the proposal, provided that a quorum is present at the Annual Meeting.

How are votes counted?

The Annual Meeting will be held if a quorum is represented in person or by proxy.  The holders of voting shares entitled to exercise a majority of the voting power of the Company shall constitute a quorum at the Annual Meeting.  If you return a signed proxy card, your shares will be counted for the purpose of determining whether there is a quorum.  We will treat failures to vote, referred to as abstentions, as shares present and entitled to vote for quorum purposes.  However, abstentions will not be counted as votes cast on a proposal and will have no effect on the result of the vote on such proposal.  A withheld vote is the same as an abstention.

Broker non-votes occur when proxies submitted by a broker, bank or other nominee holding shares in “street name” do not indicate a vote for a proposal because they do not have discretionary voting authority and have not received instructions as to how to vote on the proposal.  We will treat broker non-votes as shares that are present and entitled to vote for quorum purposes.  However, broker non-votes will not be counted as votes cast on a proposal and will have no effect on the result of the vote on the proposal.

What happens if I return my proxy card without voting on all proposals?

When the proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with your directions.  If the signed card is returned with no direction on a proposal, the proxy will be voted in favor of (FOR) Proposals One and Two.

Who has paid for this proxy solicitation?

The Company has paid the entire expense of this proxy statement and any additional materials furnished to shareholders.

When was this proxy statement mailed?

This proxy statement and the enclosed proxy card were mailed to shareholders beginning on or about July 9, 2009.

How can I obtain a copy of this year’s Annual Report on Form 10-K?

A copy of our 2009 Annual Report to Shareholders, including financial statements for the fiscal year ended March 31, 2009, accompanies this Proxy Statement.  The Annual Report, however, is not part of the proxy solicitation material.  A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) may be obtained free of charge by writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505, Attention: Secretary or by accessing the “Investor Information” section of the Company’s website at www.senecafoods.com.

Can I find additional information on the Company’s website?

Yes. Our website is located at www.senecafoods.com.  Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of conduct, corporate governance guidelines, charters of board committees and reports that we file with the SEC.  A copy of our code of ethics and each of the charters of our board committees may be obtained free of charge by writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505, Attention: Secretary.

PROPOSAL ONE: ELECTION OF DIRECTORS

In accordance with our Bylaws, the Board of Directors has fixed the number of directors at ten, provided, however, that in the event of the consummation of the previously announced secondary offering of Class A Common Stock by certain shareholders of the Company and termination of the Shareholders Agreement, as discussed below, we expect that the size of our Board of Directors will be reduced to eight directors.  If such reduction in the size of our Board of Directors in fact occurs, it will have no impact on the nominees standing for election at this meeting.  The Board of Directors is divided into three classes, as equal in number as possible, having staggered terms of three years each.  Therefore, at this annual meeting three directors will be elected to serve until the annual meeting in 2012 and until each of their successors is duly elected and shall qualify.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.  All nominees are currently serving as directors of the Company and were elected at the 2006 Annual Meeting of Shareholders.

Unless instructed otherwise, proxies will be voted FOR the election of the three nominees listed below.  Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

Information Concerning Directors

The following provides certain information regarding the nominees for election to the Company’s Board of Directors and the Directors whose terms continue beyond the Annual Meeting.  Each individual’s name, position with the Company and tenure is indicated.  In addition, the principal occupation and business experience for the past five years is provided for each nominee and unless otherwise stated, each nominee has held the position indicated for at least the past five years.

Nominees Standing for Election at the Annual Meeting

Arthur H. Baer, age 62 − Mr. Baer has served as the Chairman of the Board of Supervisors of Columbia County, New York since January 2008.  He was President of Hudson Valley Publishing from 2003 to 2008 and also held the position from 1998 to 1999.  He was President of Arrow Electronics Europe from 2000 to 2002 and President of XYAN Inc. from 1996 to 1998.  Mr. Baer has served as a director of the Company since 1998.

Kraig H. Kayser, age 48 − Mr. Kayser is the President and Chief Executive Officer of the Company and has served in that capacity since 1993.  He has served as a director of the Company since 1985.  Mr. Kayser also serves on the Board of Directors of Moog Inc.

Thomas Paulson, age 53 − Since March 2006, Mr. Paulson has been the Chief Financial Officer of Tennant Corporation (industrial cleaning company).  He was Chief Financial Officer of Innovex, Inc. (flexible circuits) from February 2001 to March 2006 and Vice President of Finance of The Pillsbury Company from 1998-2000.  He has served as a director of the Company since 2004.

Directors whose Terms Expire in 2010

Andrew M. Boas, age 54 − Mr. Boas is a General Partner of Carl Marks Management Company, L.P. (merchant banking firm), President of Carl Marks Offshore Management, Inc., Vice President of CM Capital and Vice President of Carl Marks & Co., Inc.  He has served as a director of the Company since 1998.

Susan W. Stuart, age 54 − Ms. Stuart is a marketing consultant.  She has served as a director of the Company since 1986.

Susan A. Henry, age 63 − Dr. Henry has been Dean of Cornell University’s College of Agriculture and Life Sciences since July 2000.  She has served as a director of the Company since 2007.  Dr. Henry also serves on the Board of Directors of Agrium, Inc.

Directors whose Terms Expire in 2011

Robert T. Brady, age 68 − Mr. Brady is Chairman and Chief Executive Officer and a member of the Board of Directors of Moog, Inc. (manufacturer of control systems).  He has served as a director of the Company since 1989.  Mr. Brady also serves on the Board of Directors of National Fuel Gas Company, Astronics Corporation and M&T Bank Corporation.

G. Brymer Humphreys, age 68 − Mr. Humphreys is President of Humphreys Farm, Inc., and was State Executive Director, USDA Farm Services Agency, New York State Office from 2005 until 2009.  He has served as a director of the Company since 1983.

Arthur S. Wolcott, age 83 − Mr. Wolcott has served as a director and as the Chairman of the Board of the Company since 1949.

James F. Wilson, age 51 – Mr. Wilson is a General Partner of Carl Marks Management Company, L.P. (merchant banking firm).  He has served as a director of the Company since 2008.

On June 22, 1998 the Company entered into a Shareholders Agreement with the parties listed therein.  Under the Shareholders Agreement, certain affiliates of Carl Marks Management Company, L.P. (“CMMC”) were granted the right to designate two individuals to the Company’s Board of Directors and certain substantial shareholders of the Company, including the Wolcott and Kayser families, have agreed to vote their respective shares of capital stock of the Company to elect CMMC director designees.  Currently, Messrs. Wilson and Boas are the two CMMC director designees.  On July 8, 2009, the Shareholders Agreement was amended to provide that the Shareholders Agreement will terminate in the event of the consummation of the previously announced secondary offering of Class A Common Stock by certain shareholders of the Company.  In addition, the CMMC director designees have agreed to resign immediately upon termination of the Shareholders Agreement.  If such secondary offering is consummated and such resignations become effective, we expect that the size of the Company’s Board of Directors will be reduced to eight directors.

Arthur S. Wolcott, Chairman, is the father of Susan W. Stuart, a director of the Company.  There are no other family relationships between any of the directors or executive officers of the Company.

Independent Directors

Under the NASDAQ Global Market listing standards, at least a majority of the Company’s directors and all of the members of the Company’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee must meet the test of “independence” as defined by NASDAQ.  The NASDAQ standards provide that, to qualify as an “independent” director, in addition to satisfying certain criteria, the Board of Directors must affirmatively determine that a director has no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board of Directors has determined that each current director and nominee for director, other than Mr. Wolcott, the Company’s Chairman, his daughter, Ms. Stuart, Mr. Kayser, the Company’s President and Chief Executive Officer, and Mr. Humphreys is “independent” as defined by the listing standards of the NASDAQ Global Market.

In making its determination with respect to Mr. Humphreys, the Board considered his relationship with the Company as fully described in “Certain Transactions and Related Relationships” below on page 19.  It concluded that Mr. Humphreys does not satisfy the criteria under NASDAQ standards inasmuch as the Company purchased $419,000 of raw vegetables from Mr. Humphreys under an arms length contract, above the $200,000 threshold permitted under the NASDAQ standards in determining “independence”.  On August 10, 2007, the Board determined that although Mr. Humphreys is not considered independent under the NASDAQ listing standards, it was in the best interests of the Company and its shareholders for Mr. Humphreys to continue to serve on the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee pursuant to the “exceptional and limited circumstance” exception provided for under the NASDAQ listing standards.  In making this determination, the Board considered his extensive experience in the vegetable farming industry, his knowledge and experience with the Company’s compensation and nomination practices as well as his comprehensive knowledge of the Company’s financial affairs developed in over 25 years of service on the Board.

With respect to the six independent directors, there are no transactions, relationships or arrangements not requiring disclosure pursuant to Item 404(a) of Regulation S-K that were considered by the Board in determining that these individuals are independent under the NASDAQ listing standards.

BOARD COMMITTEES AND MEETINGS

The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.  Except as discussed above with respect to Mr. Humphreys, each member of each of these committees is “independent” as that term is defined in the NASDAQ Global Market listing standards.  The Board has adopted a written charter for each of these committees, which is available on our website at www.senecafoods.com.

Audit Committee

The Audit Committee consists of Messrs. Baer, Brady, Humphreys and Paulson.  The Audit Committee met four times during the fiscal year ended March 31, 2009.  The Audit Committee is directly responsible for the engagement of independent auditors, reviews with the auditors the scope and results of the audit, reviews with management the scope and results of the Company’s internal auditing procedures, reviews the independence of the auditors and any non-audit services provided by the auditors, reviews with the auditors and management the adequacy of the Company’s system of internal accounting controls and makes inquiries into other matters within the scope of its duties.  Mr. Baer has been designated as the Company’s “audit committee financial expert” in accordance with the SEC rules and regulations.  Shareholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Baer’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.  See “Report of the Audit Committee” below.

Compensation Committee

The Compensation Committee consists of Messrs. Paulson, Humphreys, Boas and Wilson and Ms. Henry.  The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company’s directors and officers.  The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs.  The Compensation Committee met two times during the fiscal year ended March 31, 2009.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Messrs. Boas, Brady, Humphreys and Paulson.  The responsibilities of the Corporate Governance and Nominating Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and sponsoring and overseeing performance evaluations for the Board as a whole and the directors.

The Board has not adopted specific minimum criteria for director nominees.  The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service.  Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination.  If any member of the Board does not wish to continue in service, or if the Corporate Governance and Nominating Committee decides not to nominate a member for re-election, the Committee first considers the appropriateness of the size of the Board.  If the Committee determines the Board seat should remain and a vacancy exists, the Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a new nominee.  The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management and shareholders.

Shareholder recommendations must be in writing and addressed to the Chairman of the Corporate Governance and Nominating Committee, c/o Corporate Secretary, 3736 South Main Street, Marion, New York 14505, and should include a statement setting forth the qualifications and experience of the proposed candidates and basis for nomination.  Any person recommended by shareholders of the Company will be evaluated in the same manner as any other potential nominee for director.

Board Attendance at Meetings

The Board of Directors held four meetings during the fiscal year ended March 31, 2009.  Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and meetings held by all committees of the Board of Directors on which he or she served.  Each director is expected to attend the Annual Meeting of shareholders.  In 2008, the Annual Meeting of Shareholders was attended by all nine directors who were serving of the Board at that time.

Shareholder Communication With the Board

The Company provides an informal process for shareholders to send communications to the Board of Directors.  Shareholders who wish to contact the Board of Directors or any of its members may do so in writing to Seneca Foods Corporation, 3736 South Main Street, Marion, New York 14505.  Correspondence directed to an individual board member will be referred, unopened, to that member.  Correspondence not directed to a particular board member will be referred, unopened, to the Chairman of the Audit Committee.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Company is composed of four directors, each of whom meets the current independence (other than Mr. Humphreys) and experience requirements of the NASDAQ Global Market and the SEC.  The Audit Committee operates under a written charter which was adopted on May 27, 2004.  A complete copy of the Audit Committee charter is available on the Company’s website at www.senecafoods.com.  The Board has determined that Arthur H. Baer is an “audit committee financial expert” as defined in the current rules of the SEC.

Management is primarily responsible for the Company’s financial statements and reporting process.  BDO Seidman, LLP is responsible for performing an independent audit of the Company's financial statements and internal control over the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report on those statements and internal controls over those financial statements.  The Audit Committee’s responsibilities include oversight of the Company’s independent registered public accounting firm and internal audit department, as well as oversight of the Company’s financial reporting process on behalf of the full Board of Directors.  It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures.

The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities.  Those meetings include, whenever appropriate, executive sessions with BDO Seidman without management being present.  The Committee met four times during the fiscal year ended March 31, 2009.  In the course of fulfilling its oversight responsibilities, the Audit Committee met with management, internal audit personnel and BDO Seidman to review and discuss all annual financial statements and quarterly operating results prior to their issuance.  Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP.  The Audit Committee also discussed with BDO Seidman matters required to be discussed, pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, including the reasonableness of judgments and the clarity and completeness of financial disclosures.  In addition, the Audit Committee discussed with BDO Seidman matters relating to its independence and has received from BDO Seidman the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

On the basis of the reviews and discussions the Audit Committee has had with BDO Seidman and management, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for filing with the SEC.

Submitted by:

THE AUDIT COMMITTEE

Arthur H. Baer, Chair

Robert T. Brady

G. Brymer Humphreys

Thomas Paulson

EXECUTIVE OFFICERS

The following provides certain information regarding our executive officers.  Each individual’s name and position with the Company is indicated.  In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years.

Arthur S. Wolcott, age 83 − Mr. Wolcott has served as the Chairman of the Board of the Company since 1949.

Kraig H. Kayser, age 48 − Mr. Kayser is the President and Chief Executive Officer of the Company and has served in that capacity since 1993.  From 1991-1993 he served as the Company’s Chief Financial Officer.

Roland E. Breunig, age 57 Mr. Breunig has served as the Company’s Senior Vice President and Chief Financial Officer since September 2006 and Treasurer since February 2007.  From June 2003 to September 2006, Mr. Breunig was a consultant operating as an independent contractor with Robert Half Management Consultants.  During 2003 and part of 2004, Mr. Breunig was consultant at Heartland Consulting.  From 1999 to 2003, Mr. Breunig was Chief Financial Officer, Secretary and Treasurer at HeartLand Airlines, LLC.

Paul L. Palmby, age 47 − Mr. Palmby has been Executive Vice President and Chief Operating Officer of the Company since 2006.  Prior to that, he served as President of the Vegetable Division of the Company from 2005 to 2006 and Vice President of Operations of the Company from 1999-2004.  Mr. Palmby joined the Company in March 1987.

Carl A. Cichetti, age 51 − Mr. Cichetti has served as Chief Information Officer of the Company since 2006.  He was a Senior Consultant of Navint (Technology Consulting) from 2004-2005 and Senior Vice President of Technology of Citigroup from 2001-2004.

Dean E. Erstad, age 46 − Mr. Erstad has been Senior Vice President of Sales of the Company since 2001 and Vice President of Private Label Sales during 2000.

John D. Exner, age 47 − Mr. Exner has been General Counsel of the Company since 2006.  He was Legal Counsel/President of Midwest Food Processors Association, Inc. from 1991-2005.

Cynthia L. Fohrd, age 46 − Ms. Fohrd has been Chief Administrative Officer of the Company since 2007.  Ms. Fohrd has held various positions since joining the Company in 1988 including Internal Auditor, Risk Management and Vice President of Human Resources.

Jeffrey L. Van Riper, age 52 − Mr. Van Riper has been Vice President since 2008 and Corporate Controller and Secretary of the Company since 1986.  He joined the Company as Accounting Manager in 1978.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This section discusses our policies and practices relating to executive compensation and presents a review and analysis of the compensation earned during the fiscal year ended March 31, 2009 by our Chief Executive Officer, or CEO, our Chief Financial Officer, or CFO, and our three other most-highly compensated executive officers, to whom we refer collectively in this proxy statement as the “named executive officers.”  The amounts of compensation earned by these executives are detailed in the Fiscal Year 2009 Summary Compensation Table and the other tables which follow it.  The purpose of this section is to provide you with more information about the types of compensation earned by the named executive officers and the philosophy and objectives of our executive compensation programs and practices.

Authority of the Compensation Committee; Role of Executive Officers

The Compensation Committee of the Board of Directors (the “Committee”) consists of Messrs. Paulson, Humphreys, Henry, Wilson and Boas.  Mr. Paulson, who has served on the Board of Directors since 2004, is the Committee Chairman.  Each member of the Committee, other than Mr. Humphreys, qualifies as an independent director under NASDAQ National Market listing standards.  The Committee operates under a written charter adopted by the Board.  A copy of the charter is available at www.senecafoods.com under “Corporate Governance.”  The Committee meets as often as necessary to perform its duties and responsibilities.  The Committee held two meetings during fiscal year 2009 and has held one meeting so far during fiscal year 2010.  The Committee also regularly meets in executive session without management.  The Committee has never engaged a compensation consultant to assist it in developing compensation programs.

The Committee is authorized by our Board of Directors to oversee our compensation and employee benefit practices and plans generally, including our executive compensation, incentive compensation and equity-based plans.  The Committee may delegate appropriate responsibilities associated with our benefit and compensation plans to members of management.  The Committee has delegated certain responsibilities with regard to our Pension Plan and 401(k) Plan to an investment committee consisting of members of management.  The Committee also has delegated authority to our President and CEO to designate those employees who will participate in our Profit Sharing Bonus Plan; provided, however, that the Committee is required to approve participation in such plan by any of our executive officers.

The Committee approves the compensation of our CEO.  Our CEO develops and submits to the Committee his recommendation for the compensation of each of the other executive officers in connection with annual merit reviews of their performance.  The Committee reviews and discusses the recommendations made by our CEO and approves the compensation for each named executive officer for the coming year.  No corporate officer, including our CEO, is present when the Committee determines that officer’s compensation.  In addition, our Chief Financial Officer and other members of our finance staff assist the Committee with establishing performance target levels for our Profit Sharing Bonus Plan, as well as with the calculation of actual financial performance and comparison to the performance targets, each of which actions requires the Committee’s approval.

Philosophy and Objectives

Our philosophy for the compensation of all of our employees, including the named executive officers, is to value the contribution of our employees and share profits through broad-based incentive arrangements designed to reward performance and motivate collective achievement of strategic objectives that will contribute to our Company’s success.  The primary objectives of the compensation programs for our named executive officers are to:

•	attract and retain highly-qualified executives,

•	motivate our executives to achieve our business objectives,

•	reward our executives appropriately for their individual and collective contributions, and

•	align our executives’ interests with the long-term interests of our shareholders.

Our compensation principles are designed to complement and support the Company’s business strategy.  The canned fruit and vegetable business is highly competitive, and the principal customers are major food chains and food distributors with strong negotiating power as to price and other terms.  Consequently, our success depends on an efficient cost structure (as well as quality products) which enables us to provide favorable prices to the customers and acceptable margins for the Company.

However, an important purpose of our compensation policies is to enable the Company to retain highly valued employees.  Our senior management monitors middle and senior management attrition and endeavors to be sufficiently competitive as to salary levels so as to attract and retain highly valued managers.  Consequently, the Company has been flexible in awarding compensation, and expects to remain so, to facilitate attracting and retaining quality management personnel.

Elements of Executive Compensation for Fiscal Year 2009

Base Salary.  The base salary of each of our named executive officers is reviewed by the Committee at the beginning of each fiscal year as part of the overall annual review of executive compensation.  During the review of base salaries, the Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objective established for the individual, his or her past performance and competitive salary practices both internally and externally.  In addition to the annual reviews, the base salary of a particular executive may be adjusted during the course of a fiscal year, for example, in connection with a promotion or other material change in the executive’s role or responsibilities.  During fiscal year 2009, each of the named executive officers received a merit increase to his base salary in May 2008.

As a general rule, base salaries for the named executive officers are set at a level which will allow us to attract and retain highly-qualified executives.  Many of our competitors are family-owned businesses operating in rural areas, where compensation rates and salary expectations are below the urban levels.  However, most of our executive officers also live and work in rural locations, inasmuch as the Company believes that its facilities (some of which include executive offices) should be located in the agricultural areas that produce the crops processed by the Company.  Although the compensation level of our executive officers is generally in the upper end of executive compensation in these localities, they are below the compensation levels for comparable positions in most public companies with sales comparable to those of the Company.

For Mr. Kayser, our CEO, the Committee concluded that a base salary of $475,135 was appropriate in this regard effective May 1, 2009.  The Committee similarly determined the appropriate base salary of each of our named executive officers as set forth in the Summary Compensation Table.

Profit Sharing Bonus Plan.  The corporate Profit Sharing Bonus Plan is generally available to officers and certain key corporate employees.  An annual incentive bonus is payable based upon the Company’s performance, and aligns the interests of executives and employees with those of our shareholders.  The Profit Sharing Bonus Plan links performance incentives for management and key employees to increases in shareholder value and promotes a culture of high performance and ownership in which members of management are rewarded for achieving operating efficiencies, reducing costs and improving profitability.

The Profit Sharing Bonus Plan became effective April 1, 2006.  Under the Plan, annual incentive bonuses are paid based on achieving the performance criteria set for the Company.  The bonuses for officers and certain key corporate employees are distributed at the sole discretion of our CEO upon approval of such bonuses by the Committee.  The Profit Sharing Bonus Plan was amended on May 29, 2008 to reflect the Company’s decision to adopt LIFO (Last-In, First-Out) inventory accounting, and payments under the Plan shall be made as if the Company had remained on a FIFO (First-In, First-Out) inventory accounting basis.

The performance criteria established under the Profit Sharing Bonus Plan requires the Company’s pre-tax profits for a fiscal year to equal or exceed a specific bonus target plus the aggregate bonus amounts calculated under the Plan.  Each bonus target under the Profit Sharing Bonus Plan is expressed as a percentage of the consolidated net worth of the Company as stated in the annual report for the prior fiscal year.  Additionally, each bonus target corresponds to a potential bonus payment calculated as a percentage of the employee’s base salary earned during the fiscal year.  The following table sets forth the bonus targets and potential bonus payments established under the Profit Sharing Bonus Plan for fiscal year 2009.

Bonus Target	Potential Bonus Payment (Percent of Base Salary)
7.5%	10%
10%	15%
12.5%	20%
15%	25%
20%	50%

For fiscal year 2009, the Company’s pre-tax profits on a FIFO basis exceeded 20% of the Company’s consolidated net worth at the end of the prior fiscal year and a total of $795,555 was earned by eligible employees under the Profit Sharing Bonus Plan.  With respect to the named executive officers, the bonuses set forth in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation” were paid as part of fiscal year 2009 compensation.

Equity Based Incentive Awards.  On August 10, 2007, the shareholders approved the 2007 Equity Incentive Plan to align the interests of management and shareholders through the use of stock-based incentives that result in increased stock ownership by management.  Executive management’s view of the Plan is that it is important to allow us to continue to attract and retain key talent and to motivate executive and other key employees to achieve the Company’s goals.  The Company granted 4,879 shares of restricted stock awards under the Plan to key employees in fiscal year 2009.  Provided that the participant remains employed by the Company, these shares of restricted stock will vest equally over a four-year period.  The Compensation Committee did not consider making any awards to Messrs. Wolcott and Kayser under the Plan, inasmuch as the Wolcott and Kayser families own substantial stockholdings in the Company.  Messrs. Wolcott and Kayser concurred in that judgment.

Retirement Programs.  Our executive officers are entitled to participate in the Company’s Pension Plan, which is for the benefit of all employees meeting certain eligibility requirements.  Effective August 1, 1989, the Company amended the Pension Plan to provide improved pension benefits under an excess formula.  The excess formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant’s average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant’s average salary in excess of his or her compensation covered by Social Security.

Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the excess formula or their benefit determined under the offset formula as of July 31, 1989.  The offset formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit.  The maximum permitted annual retirement income under either formula is $160,000.  See “Pension Benefits” below for further information regarding the number of years of service credited to each of the named executive officers and the actuarial present value of his accumulated benefit under the Pension Plan.

We also have a 401(k) Plan pursuant to which the Company makes matching and discretionary contributions for eligible employees.  The Company matching contributions to the named executive officers’ 401(k) Plan accounts are included in the Summary Compensation Table under the heading “Other Compensation.”

Other Compensation.  The Company also provides health insurance, term life insurance, and short-term disability benefits that do not discriminate in scope, terms or operation in favor of our executive officers and are therefore not included in the Summary Compensation Table for the named executive officers.

Other Compensation Policies

Internal Pay Equity.  The Committee believes that internal pay equity is an important factor to be considered in establishing compensation for our officers.  The Committee has not established a policy regarding the ratio of total compensation of our CEO to that of the other officers, but it does review compensation levels to ensure that appropriate equity exists.  The Committee intends to continue to review internal pay equity and may adopt a formal policy in the future if it deems such a policy to be appropriate.

Compensation Deductibility Policy.  Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may not receive a federal income tax deduction for compensation paid to the CEO or any of the four other most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year.  However, if the Company pays compensation that is “performance-based” under Section 162(m), the Company can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year.  None of our executive officers received more than $1,000,000 in compensation during fiscal year 2008 or any prior year, so Section 162(m) has not been applicable to the Company.  To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Committee has not adopted a policy that all compensation must be deductible on the Company’s federal income tax returns.

No Stock Options.  The Company has never awarded stock options to any officer or employee, and it does not presently contemplate initiating any plan or practice to award stock options.

Timing of Grants.  The Committee anticipates that stock awards to the Company’s officers under the 2007 Equity Incentive Plan will typically be granted annually in conjunction with the review of the individual performance of each officer.  This review will take place at a regularly scheduled meeting of the Compensation Committee.

Report of the Compensation Committee

The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the Fiscal Year Ended March 31, 2009 .

THE COMPENSATION COMMITTEE

Thomas Paulson, Chair

G. Brymer Humphreys

Andrew M. Boas

Susan A. Henry

James F. Wilson

Summary Compensation Table

The following table summarizes, for the fiscal year ended March 31, 2009, 2008 and 2007, the amount of compensation earned by the named executive officers.

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation (2)	Total
Arthur S. Wolcott Chairman of the Board	2009 2008 2007	$459,639 440,356 427,530	$ - - -	$230,648 88,285 107,142	$ - - -	$690,287 528,641 534,672
Kraig H. Kayser President and Chief Executive Officer	2009 2008 2007	$459,003 440,356 427,522	$ - - -	$230,648 88,285 107,142	$ 4,600 4,500 13,345	$694,251 533,141 548,009
Roland E. Breunig Chief Financial Officer	2009 2008 2007	$186,628 176,346 90,865	$ 5,208 2,083 -	$ 93,730 36,050 21,875	$ 4,469 11,798 15,262	$290,035 226,277 128,002
Paul L. Palmby Chief Operating Officer	2009 2008 2007	$281,942 258,974 198,784	$ 20,833 8,333 -	$141,750 54,000 50,000	$ 4,600 4,669 4,758	$449,125 325,976 253,542
Dean E. Erstad (3) Senior Vice President, Sales	2009 2008	$196,576 181,248	$ -	$ 98,779 37,810	$ 4,600 4,505	$299,955 223,563
_______________
(1)
Represents the proportionate amount of the total grant date fair value of stock awards recognized by the Company as an expense in fiscal years 2009 and 2008 for financial accounting purposes.  The fair values of these awards and the amounts expensed in fiscal years 2009 and 2008 were based on the closing price of the Company’s Class A common stock as reported on the Nasdaq Global Market on the date of grant amortized over the vesting period in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (“SFAS 123R”).

(2)
The amount shown in this column for fiscal years 2009, 2008 and 2007 represents the Company’s matching contribution to its 401(k) Plan for each named executive officer and the amount of premium paid by the Company for group term life insurance on the named executive officer’s life.  The value of perquisites and other personal benefits are not shown in the table because the aggregate amount of such compensation, if any, is less than $10,000 for each named executive officer.

(3)	Mr. Erstad has been Senior Vice President of Sales since 2001 and is a named executive officer beginning with fiscal year 2008. Accordingly, his compensation for 2007 is not provided in this table.

Grants of Plan-Based Awards in Fiscal Year 2009

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold	Target	Maximum
Arthur S. Wolcott Chairman of the Board	April 1, 2008	$46,130	$92,259	$230,648
Kraig H. Kayser President and Chief Executive Officer	April 1, 2008	$46,130	$92,259	$230,648
Roland E. Breunig Chief Financial Officer	April 1, 2008	$18,746	$37,492	$93,730
Paul L. Palmby Chief Operating Officer	April 1, 2008	$28,350	$56,700	$141,750
Dean E. Erstad Senior Vice President, Sales	April 1, 2008	$19,756	$39,511	$98,779
_______________
(1)
Represents the possible payouts under the Company’s Profit Sharing Bonus Plan discussed in further detail on pages 12-13.  For fiscal year 2009, the Company’s pre-tax profits exceeded 20% of the Company’s consolidated net worth at the end of the prior fiscal year.  The actual amount earned by each named executive officer in fiscal year 2009 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Stock Awards
Name	Number of Shares of Restricted Stock That Have Not Vested (#)		Market Value of Shares of Restricted Stock That Have Not Vested (1) ($)
Arthur S. Wolcott Chairman of the Board	--		--
Kraig H. Kayser President and Chief Executive Officer	--		--
Roland E. Breunig Chief Financial Officer	969	(2)	20,204
Paul L. Palmby Chief Operating Officer	3,877	(3)	80,345
Dean E. Erstad Senior Vice President, Sales	--		--
_______________
(1)	Determined based on the closing price of the Company’s Common Stock ($20.85) on March 31, 2009.
(2)
Mr. Breunig’s restricted stock holdings as of March 31, 2009 vest as follows provided that he remains employed by the Company on such dates:  273 shares on August 10, 2009; 273 shares on August 10, 2010; 272 shares on August 10, 2011; 151 shares on August 10, 2012.

(3)
Mr. Palmby’s restricted stock holdings as of March 31, 2009 vest as follows provided that he remains employed by the Company on such dates:  1,090 shares on August 10, 2009; 1,090 shares on August 10, 2010; 1,088 shares on August 10, 2011; 609 shares on August 10, 2012.

Stock Vested in Fiscal Year 2009

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arthur S. Wolcott Chairman of the Board	--	--
Kraig H. Kayser President and Chief Executive Officer	--	--
Roland E. Breunig Chief Financial Officer	120	2,460
Paul L. Palmby Chief Operating Officer	480	9,840
Dean E. Erstad Senior Vice President, Sales	--	--

Pension Benefits

The Company’s Pension Plan is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the named executive officers. Effective August 1, 1989, the Company amended the Pension Plan to provide improved pension benefits under an excess formula.  The excess formula for the calculation of the annual retirement benefit is: total years of credited service (not to exceed 35) multiplied by the sum of (i) 0.6% of the participant’s average salary (five highest consecutive years, excluding bonus), and (ii) 0.6% of the participant’s average salary in excess of his compensation covered by Social Security.  The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2009, the annual limitation is $245,000.

Participants who were employed by the Company prior to August 1, 1988, are eligible to receive the greater of their benefit determined under the excess formula or their benefit determined under the offset formula as of July 31, 1989.  The offset formula is: (i) total years of credited service multiplied by $120, plus (ii) average salary multiplied by 25%, less 74% of the primary Social Security benefit.  The maximum permitted annual retirement income under either formula is $160,000.

The following table shows the present value of accumulated benefits payable to each of our named executive officers under our Pension Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Arthur S. Wolcott	Pension Plan	60	$685,594	$98,370
Kraig H. Kayser	Pension Plan	17	109,907	--
Roland E. Breunig	Pension Plan	2	15,204	--
Paul L. Palmby	Pension Plan	22	100,094	--
Dean E. Erstad	Pension Plan	13	39,955	--
_______________
(1)
Please see Note 8, “Retirement Plans,” in the Notes to Consolidated Financial Statements included in our Annual Report to Shareholders for the year ended March 31, 2009 for the assumptions used in calculating the present value of the accumulated benefit.  Pension Plan service credit and actuarial values are calculated as of March 31, 2009, which is the pension plan measurement date that we use for financial statement reporting purposes.

Compensation of Directors

Under the director compensation program, which became effective July 1, 2006, each non-employee director is paid a monthly cash retainer of $1,750.  Messrs. Wolcott and Kayser, as officers of the Company, do not receive any compensation for serving the Company as members of the Board of Directors.  The Company’s non-employee directors received the following aggregate amounts of compensation for the fiscal year ended March 31, 2009:

Name	Fees Earned or Paid in Cash
Arthur H. Baer	$21,000
Andrew M. Boas	$21,000
Robert T. Brady	$21,000
Douglas F. Brush	$21,000
Susan A. Henry	$21,000
G. Brymer Humphreys	$21,000
Susan W. Stuart	$21,000
Thomas Paulson	$21,000
James F. Wilson	$21,000

Compensation Committee Interlocks

As noted above, the Compensation Committee is comprised Messrs. Paulson, Wilson, Humphreys and Boas and Ms. Henry.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.  See “Certain Transactions and Relationships” below for information regarding the relationship between the Company and Mr. Humphreys.  No executive officer of the Company serves as a member of the board of directors and compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past three years.

Certain Transactions and Relationships

According to written policy of the Audit Committee, any related party transactions, excluding compensation, which is delegated to the Compensation Committee, involving one of the Company’s directors or executive officers, must be reviewed and approved by the Audit Committee.  Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction.  Related parties include any of the Company’s directors or executive officers, certain of the Company’s stockholders and their immediate family members.  To identify any related party transactions, each year, the Company submits and requires each director and officer to complete director and officer questionnaires identifying any transactions with the Company in which the executive officer or director or their family members has an interest.  In addition, the Board of Directors determines, on an annual basis, which members of the Board meet the definition of independent director as defined in the NASDAQ listing standards and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

Prior to December 30, 2006, the Company operated under a contract pursuant to which Birds Eye Foods supplied the Company’s New York processing plants with their raw vegetable requirements.  Birds Eye’s sources of supply were the grower-members of Pro-Fac Cooperative, Inc., a non-controlling shareholder of Birds Eye.  The prices paid for all Pro-Fac-sourced vegetables were negotiated between the Company and Birds Eye and paid directly to Birds Eye.  The Company had no negotiations with individual growers nor authority to require Birds Eye or Pro-Fac to fill from any particular grower a specific volume or percentage of the vegetables supplied to the Company.

The Company no longer purchases through Pro-Fac, as raw vegetables for the Company’s New York processing plants are now purchased directly from the growers.  A small percentage (less than 1% in fiscal year 2009) of vegetables supplied to the Company’s New York processing plants are grown by Humphreys Farm Inc.  G. Brymer Humphreys is President and a 23% shareholder of Humphreys Farm.  In fiscal year 2009 the Company paid Humphreys Farm $419,000 pursuant to a raw vegetable grower contract.  The Chairman of the Audit Committee reviewed the relationship and determined that the Humphreys Farm grower contract was negotiated at arms length and on no more favorable terms than to other growers in the marketplace.

OWNERSHIP OF COMPANY STOCK

Security Ownership of Certain Beneficial Owners

To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owned, as of March 31, 2009, more than five percent of the shares of any class of the Company’s voting securities, except as set forth in the following table.  Beneficial ownership for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.  The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into both Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock.

		Amount of Shares and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total	Percent of Class (1)
6% Preferred Stock	Arthur S. Wolcott 1605 Main Street Sarasota, Florida	32,844	--	32,844 (2)	16.42%
	Kurt C. Kayser Bradenton, Florida	27,536	--	27,536	13.77
	Susan W. Stuart Fairfield, Connecticut	25,296	--	25,296	12.65
	Bruce S. Wolcott Canandaigua, New York	25,296	--	25,296	12.65
	Grace W. Wadell Wayne, Pennsylvania	25,292	--	25,292	12.65
	Mark S. Wolcott Pittsford, New York	25,292	--	25,292	12.65
	L. Jerome Wolcott, Jr. Costa Mesa, California	15,222	--	15,222	7.61
	Peter J. Wolcott Bridgewater, Connecticut	15,222	--	15,222	7.61
10% Series A Preferred Stock	Arthur S. Wolcott	212,840	--	212,840 (3)	52.26
	Kraig H. Kayser 418 East Conde Street Janesville, Wisconsin	32,168	141,644	173,812 (4)	42.68
	Hannelore Wolcott-Bailey Penn Yan, New York	20,588	--	20,588 (5)	5.05

		Amount of Shares and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total	Percent of Class (1)
10% Series B Preferred Stock	Arthur S. Wolcott	212,200	--	212,200 (6)	53.05
	Kraig H. Kayser	--	165,080	165,080 (7)	41.27
	Hannelore Wolcott-Bailey	22,720	--	22,720 (8)	5.68

Class A Common Stock	Carl Marks Management Company, LP 900 Third Avenue, 33rd Floor New York, New York	2,355,736	--	2,355,736 (9)	32.83
	Manulife Financial Corporation 200 Bloor Street, East Toronto, Ontario, Canada	1,025,220	--	1,025,220 (10)	17.54
	Nancy A. Marks Great Neck, New York	652,824	--	652,824 (11)	12.88
	Franklin Resources, Inc. One Franklin Parkway San Mateo, California	556,600	--	556,600 (12)	10.87
	I. Wistar Morris, III 4 Tower Bridge, Suite 300 200 Barr Harbor Drive West Conshohocken, Pennsylvania	184,700	348,722	533,422 (13)	11.07
	Arnhold and S. Bleichroeder Advisers, LLC 1345 Avenue of the Americas New York, New York	207,290	--	207,290 (14)	4.12
	The Pillsbury Company General Mills, Inc. Number One General Mills Blvd Minneapolis, Minnesota	--	346,570	346,570 (15)	7.19
	T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland	240,500	--	240,500 (16)	4.99
	Kraig H. Kayser	67,955	157,854	225,809 (17)	4.68
	Susan W. Stuart	57,214	105,288	162,502 (18)	3.37
	Arthur S. Wolcott	--	117,090	117,090 (19)	2.43
	Seneca Foods 401(k) Plan	496,844	--	496,844	10.31

		Amount of Shares and Nature of Beneficial Ownership
Title of Class	Name and Address of Beneficial Owner	Sole Voting/ Investment Power	Shared Voting/ Investment Power	Total		Percent of Class (1)
Class B Common Stock	Kraig H. Kayser	85,228	160,330	245,558	(20)	8.89
	Susan W. Stuart	63,492	134,666	198,158	(21)	7.18
	Nancy A. Marks	377,304	--	377,304	(22)	13.67
	Arthur S. Wolcott	8,551	83,508	92,059	(23)	3.33
	Seneca Foods Pension Plan	284,300	--	284,300		10.30
_________________________
(1)
The applicable percentage of beneficial ownership is based on the number of shares of each class of voting stock outstanding as of March 31, 2009.  With respect to certain persons, the percentage of beneficial ownership of Class A Common Stock includes the shares of Class A Common Stock that may be acquired upon conversion of the Company’s Convertible Participating Preferred Stock but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Does not include 101,176 shares of 6% Preferred Stock held directly by Mr. and Mrs. Wolcott’s offspring, as to which Mr. Wolcott disclaims beneficial ownership.
(3)	These shares are convertible into 10,642 shares of Class A Common Stock and 10,642 shares of Class B Common Stock.
(4)
Mr. Kayser has shared voting and investment power with respect to 141,644 shares of 10% Series A Preferred Stock held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The total 173,812 shares of 10% Series A Preferred Stock are convertible into 8,690 shares of Class A Common Stock and 8,690 shares of Class B Common Stock.

(5)	These shares are convertible into 1,029 shares of Class A Common Stock and 1,029 shares of Class B Common Stock.
(6)	These shares are convertible into 7,073 shares of Class A Common Stock and 7,073 shares of Class B Common Stock.
(7)
Mr. Kayser has shared voting and investment power with respect to 165,080 shares of 10% Series B Preferred Stock held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The total 165,080 shares of 10% Series B Preferred Stock are convertible into 5,502 shares of Class A Common Stock and 5,502 shares of Class B Common Stock.

(8)	These shares are convertible into 757 shares of Class A Common Stock and 757 shares of Class B Common Stock.
(9)
Based on an amended statement on Schedule 13D filed with the SEC on July 8, 2004 by Carl Marks Management Company, L.P. as sole general partner of Carl Marks Strategic Investments, L.P. and Carl Marks Strategic Investments II, L.P.  The shares in the table consist solely of 2,355,736 shares of the Company’s Convertible Participating Preferred Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.

(10)
Based on a statement on Schedule 13G filed with the SEC on August 28, 2006 by Manulife Financial Corporation and its indirect, wholly-owned subsidiary, John Hancock Life Insurance Company (“JHLICO”).  The shares in the table consist solely of 1,025,220 shares of Convertible Participating Preferred Stock, Series 2006 (of which 19,346 shares are held by JHLICO’s direct, wholly-owned subsidiary, John Hancock Variable Life Insurance Company) that are convertible into shares of Class A Common Stock on a one-for-one basis.

(11)
Based on an amended statement on Schedule 13D filed with the SEC on July 8, 2004 by Nancy A. Marks and certain related investors.  The shares reported in the table include 130,000 shares held in trust of which she is a trustee and 248,520 shares of the Company’s Convertible Participating Preferred Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.

(12)
Based on a statement on Schedule 13G filed with the SEC on February 7, 2006 by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC.  Includes 300,000 shares of the Company’s Convertible Participating Preferred Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.

(13)
Based on a statement on Schedule 13D filed with the SEC on August 16, 2006 by I. Wistar Morris, III.  Mr. Morris has the sole voting power and the sole investment power over 184,700 shares held for his benefit in nominee name.  He has no voting power but he has shared investment power with respect to the 178,180 shares held by his wife, in nominee name for her benefit and the 138,600 shares held in nominee name for the benefit of his children, as well as, the 38,942 shares registered in nominee name for a Foundation in which he is the co-trustee.

(14)
Based on a statement on Schedule 13G filed with the SEC on February 12, 2009 by Arnhold and S. Bleichroeder Advisers, LLC.  Includes 207,290 shares of the Company’s Convertible Participating Preferred Stock that are convertible into shares of Class A Common Stock on a one-for-one basis.

(15)	Based on a statement on Schedule 13D filed with the SEC on March 22, 1996 by The Pillsbury Company (now a subsidiary of General Mills, Inc.) and Grand Metropolitan.
(16)
Based on an amended statement on Schedule 13G filed with the SEC on February 14, 2008 by T. Rowe Price Associates, Inc. (“Price Associates”).  These securities are owned by various individual and institutional investors, which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities.  For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(17)
Mr. Kayser has sole voting and investment power over 65,628 shares of Class A Common Stock owned by him and sole voting but no investment power over 5,550 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee.  The shares in the table include personal 401(k) holdings of 2,327 shares.  The shares in table include 2,375 shares for which Mr. Kayser is the custodian. Mr. Kayser has shared voting and investment power with respect to 72,993 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The shares reported in the table include 76,936 shares held by the Seneca Foods Foundation (the “Foundation”), of which Mr. Kayser is a director.  The shares reported in the table do not include (i) 14,521 shares owned by Mr. Kayser’s mother, (ii) 19,000 shares held in trust for Mr. Kayser’s mother, (iii) 6,457 shares held by Mr. Kayser’s brothers, or (iv) 496,844 shares held by the Seneca Foods Corporation Employee Savings Plan (the “401(k) Plan”), over which the Company’s officers may be deemed to have shared voting and investment power.  Mr. Kayser has shared voting and investment power with respect to the shares held by the Foundation.  He disclaims beneficial ownership of the shares held by his mother and in trust for his mother, the shares held by his brother and the shares held by the 401(k) Plan.

(18)
The shares in the table include (i) 12,616 shares of Class A Common Stock held by Ms. Stuart’s husband, (ii) 15,736 shares owned by her sister’s children, of which Ms. Stuart is the trustee, (iii) 76,936 shares held by the Foundation, of which Ms. Stuart is a director.  Ms. Stuart has shared voting and investment power with respect to the shares held by the Foundation and sole voting and investment power with respect to the shares owned by her sister’s children.  She disclaims beneficial ownership of the shares held by her husband.

(19)
The shares in the table include (i) 40,154 shares of Class A Common Stock held by Mr. Wolcott’s wife, (ii) 76,936 shares held by the Foundation, of which Mr. Wolcott is a director.  The shares reported in the table do not include (i) 308,528 shares of Class A Common Stock held directly by Mr. and Mrs. Wolcott’s offspring and their families, or (ii) 496,844 shares held by the 401(k) Plan, over which the Company’s officers may be deemed to have shared voting and investment power.  Mr. Wolcott has shared voting and investment power with respect to the shares held by the Foundation.  He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families and the 401(k) Plan.

(20)
Mr. Kayser has sole voting and investment power over 84,739 shares of Class B Common Stock he owns and sole voting but no investment power over 10,050 shares owned by his siblings and their children, which are subject to a voting trust agreement of which Mr. Kayser is a trustee.  The shares in the table include personal 401(k) holdings of 489 shares.  Mr. Kayser has shared voting and investment power with respect to 75,356 shares held in two trusts of which he is a co-trustee and in which he and members of his family are beneficiaries.  The shares in the table include 74,924 shares held by the Foundation, of which Mr. Kayser is a director.  The shares in the table do not include (i) 284,300 shares held by the Pension Plan, of which Mr. Kayser is a trustee, (ii) 14,531 shares owned by Mr. Kayser’s mother, (iii) 19,000 shares held in trust for Mr. Kayser’s mother or (iv) 104,489 shares held by the 401(k) Plan.  Mr. Kayser has shared voting and investment power with respect to the shares held by the Pension Plan, the 401(k) Plan and the Foundation.  He disclaims beneficial ownership of the shares held by his mother and in trust for his mother.

(21)
The shares reported in the table include (i) 18,894 shares of Class B Common Stock held by Ms. Stuart’s husband, (ii) 40,848 shares owned by her sister’s children, of which Ms. Stuart is the trustee and (iii) 74,924 shares held by the Foundation, of which Ms. Stuart is a director.  The shares in the table do not include 284,300 shares held by the Pension Plan, of which Ms. Stuart is a trustee.  Ms. Stuart has shared voting and investment power with respect to the shares held the Pension Plan and the Foundation and sole voting and investment power with respect to the shares owned by her sister’s children.  She disclaims beneficial ownership of the shares held by her husband.

(22)
Based on an amended statement on Schedule 13D filed with the SEC on July 8, 2004 by Nancy A. Marks and certain related investors.  The shares reported in the table include 130,000 shares held by a trust of which she is a trustee.

(23)
The shares in the table include (i) 8,584 shares of Class B Common Stock held by Mr. Wolcott’s wife and (ii) 74,924 shares held by the Foundation, of which Mr. Wolcott is a director.  The shares in the table do not include (i) 448,608 shares of Class B Common Stock held directly by Mr. and Mrs. Wolcott’s offspring and their families, (ii) 284,300 shares held by the Pension Plan, of which Mr. Wolcott is a trustee or (iii) 104,489 shares held by the 401(k) Plan.  Mr. Wolcott has shared voting and investment power with respect to the shares held by the Pension Plan, the 401(k) Plan and the Foundation.  He disclaims beneficial ownership with respect to the shares held by his wife, his offspring and their families.

Security Ownership of Management and Directors

The following table sets forth certain information available to the Company with respect to shares of all classes of the Company’s voting securities owned by each director, each nominee for director, each executive officer and all directors, nominees and executive officers as a group, as of March 31, 2009.  Beneficial ownership for these purposes is determined in accordance with applicable SEC rules and includes shares over which a person has sole or shared voting power or investment power.  The holdings of Common Stock listed in the table do not include the shares obtainable upon conversion of the 10% Series A Preferred Stock and the 10% Series B Preferred Stock, which currently are convertible into both Class A Common Stock and Class B Common Stock on the basis of 20 and 30 shares of Preferred Stock, respectively, for each share of Common Stock.

Name of Beneficial Owner	Title of Class	Shares Beneficially Owned	Percent of Class (1)
Arthur H. Baer	Class B Common Stock	3,000	*%
Andrew M. Boas	Class A Common Stock (2) Class B Common Stock	2,409,711 53,975	33.58 1.95
Robert T. Brady	Class A Common Stock (3)	1,500	*
G. Brymer Humphreys	Class A Common Stock (4) Class B Common Stock	1,200 800	* *
Kraig H. Kayser	Class A Common Stock (5) Class B Common Stock (5) 6% Preferred Stock (5) 10% Series A Preferred Stock (5) 10% Series B Preferred Stock (5)	225,809 245,558 8,000 173,812 165,080	4.68 8.89 4.00 42.68 41.27
Susan W. Stuart	Class A Common Stock (6) Class B Common Stock (6) 6% Preferred Stock (6)	162,502 198,158 25,296	3.37 7.18 12.65
Thomas Paulson	Class A Common Stock	500	*
James F. Wilson	Class A Common Stock (7)	2,355,736	32.83
Arthur S. Wolcott	Class A Common Stock (8) Class B Common Stock (8) 6% Preferred Stock (8) 10% Series A Preferred Stock (8) 10% Series B Preferred Stock (8)	117,090 92,059 32,844 212,840 212,200	2.43 3.33 16.42 52.26 53.05
Roland E. Breunig	Class A Common Stock Class B Common Stock	836 75	* *
Paul L. Palmby	Class A Common Stock Class B Common Stock	4,047 448	* *
Dean E. Erstad	Class A Common Stock Class B Common Stock	1,172 246	* *
All directors and executive officers as a group	Class A Common Stock (9) Class B Common Stock (9) 6% Preferred Stock (9) 10% Series A Preferred Stock (9) 10% Series B Preferred Stock (9)	3,211,903 776,791 66,140 386,652 377,280	44.76 28.14 33.07 94.94 94.32
_________________________
*           Less than 1.0%.

(1)
The applicable percentage of beneficial ownership is based on the number of shares of each class of voting stock outstanding as of the March 31, 2009.  With respect to certain persons, the percentage of beneficial ownership of Class A Common Stock includes the shares of Class A Common Stock that may be acquired upon conversion of the Company’s Convertible Participating Preferred Stock but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Includes 2,355,736 shares of the Company’s Convertible Participating Preferred Stock indirectly owned by Carl Marks Management Company, L.P.  Mr. Boas is a General Partner of Carl Marks Management Company, L.P. and may be deemed to be the beneficial owner of such shares, which are convertible into shares of Class A Common Stock on a one-for-one basis.  See note 9 to the table under the heading “ -- Security Ownership of Certain Beneficial Owners.”

(3)	Does not include 300 shares of Class A Common Stock and 300 shares of Class B Common Stock owned by Mr. Brady’s children as to which Mr. Brady disclaims beneficial ownership.
(4)	Includes 400 shares of the Company’s Convertible Participating Preferred Stock, which are convertible into shares of Class A Common Stock on a one-for-one basis.
(5)	See notes 4, 7, 17, and 20 to the table under the heading “ -- Security Ownership of Certain Beneficial Owners.”
(6)	See notes 18 and 21 to the table under the heading “ -- Security Ownership of Certain Beneficial Owners.”
(7)
Includes 2,355,736 shares of the Company’s Convertible Participating Preferred Stock indirectly owned by Carl Marks Management Company, L.P.  Mr. Wilson is a General Partner of Carl Marks Management Company, L.P. and may be deemed to be the beneficial owner of such shares, which are convertible into shares of Class A Common Stock on a one-for-one basis.  See note 9 to the table under the heading “ -- Security Ownership of Certain Beneficial Owners.”

(8)	See notes 2, 3, 6, 19, and 23 to the table under the heading “ -- Security Ownership of Certain Beneficial Owners.”
(9)
See footnotes (2) through (7).  With respect to the Class A Common Stock, also includes 496,844 shares held by the 401(k) Plan over which the Company’s officers may be deemed to have shared voting and investment power.  With respect to the Class B Common Stock, also includes 284,300 shares related to the Pension Plan and 104,489 shares held by the 401(k) Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors, officers and shareholders owning more than 10% of a registered class of equity securities of the Company file reports regarding their ownership and changes in that ownership with the SEC.  The Company is not aware that anyone from this group failed to make such filings in a timely manner during the past year.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information with respect to the Company’s equity compensation plans as of March 31, 2009:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	-	-	91,287
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	91,287

PROPOSAL TWO: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed BDO Seidman, LLP to act as auditors for the fiscal year ending March 31, 2010.  BDO Seidman has served as the Company’s registered independent public accounting firm since December 8, 2005.  On such date, the Company terminated Ernst & Young LLP from serving as its independent accountants.  A representative of BDO Seidman is expected to be present at the Annual Meeting and will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

At the Annual Meeting, the shareholders will be asked to ratify the selection of BDO Seidman as the Company’s independent registered public accounting firm.  Pursuant to the rules and regulations of the SEC, the Audit Committee has the direct responsibility to appoint, retain, approve the compensation and oversee the work of the Company’s independent registered public accounting firm.  Consequently, the Audit Committee will consider the results of the shareholder vote on ratification, but will exercise its judgment, consistent with its primary responsibility, on the appointment and retention of the Company’s independent auditors.

The affirmative vote of a majority of the votes cast on the proposal, assuming a quorum is present at the Meeting, is required to ratify the appointment of BDO Seidman.  The directors of the Company unanimously recommend a vote FOR the ratification of BDO Seidman as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.  Unless otherwise instructed, proxies will be voted FOR ratification of the appointment of BDO Seidman.

Principal Accountant Fees and Services

The following table shows the fees paid or accrued by the Company for the audit and other services provided by BDO Seidman and Ernst & Young LLP for fiscal years 2009 and 2008.

	2009	2008
Audit Fees (1)	605,788	$589,414
Audit-Related Fees (2)	--	10,630
All Other Fees	--	--
Total	$605,788	$600,044
_________________________
(1)
Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services rendered.  Fiscal year 2008 audit fees included $9,130 of Ernst & Young LLP related fees.

(2)
Includes fees and expenses for services rendered from April through March of the fiscal year, notwithstanding when the fees and expenses were billed. Consists of attestations related to SEC filings, including current reports on Form 8-K related to acquisitions, comfort letters, consents, and comment letters.

All audit, audit-related and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by BDO Seidman was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee’s pre-approval policies provide that the Chairman of the Audit Committee has the authority to approve individual audit related and permitted non-audit engagements up to $10,000.  Larger engagements require majority Audit Committee approval.  There were no engagements of this type provided by the principal accountant during the last two years.

OTHER MATTERS

The management of the Company does not know of any other matters to come before the Annual Meeting.  However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR THE

2010 ANNUAL MEETING

Proposals for the Company’s Proxy Material

Any Company shareholder who wishes to submit a proposal for presentation at the Company’s 2010 Annual Meeting must submit such proposal to the Company at its office at 3736 South Main Street, Marion, New York 14505, Attention: Secretary, no later than March 3, 2010, in order to be considered for inclusion, if appropriate, in the Company’s proxy statement and form of proxy relating to its 2010 Annual Meeting.

Proposals to be Introduced at the Annual Meeting but not Intended to be Included in the Company’s Proxy Material

For any shareholder proposal to be presented in connection with the 2010 Annual Meeting, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a shareholder must give timely written notice thereof to the Company in compliance with the advance notice provisions of the federal securities laws.  To be timely, a qualified shareholder must give written notice to the Company at the Company’s offices not later than May 17, 2010.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Jeffrey L. Van Riper

JEFFREY L. VAN RIPER

Secretary

SENECA FOODS CORPORATION
3736 South Main Street
Marion, NY 14505

PROXY
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 6, 2009

The undersigned shareholder of SENECA FOODS CORPORATION (the "Company") hereby appoints and constitutes ARTHUR S. WOLCOTT and KRAIG H. KAYSER, and either of them, the proxy or proxies of the undersigned, with full power of substitution and revocation, for and in the name of the undersigned to attend the annual meeting of shareholders of the Company to be held at 3736 South Main Street, Marion, New York, on Thursday, August 6, 2009, at 1:00 p.m., Eastern Daylight Savings Time, and any and all adjournments thereof (the "Meeting"), and to vote all shares of stock of the Company registered in the name of the undersigned and entitled to vote at the Meeting upon the matters set forth below:

MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1 AND FOR ITEM 2.

1. Election of Directors: Election of four nominees to serve until the annual meeting of shareholders in 2012 and until their successors are duly elected and shall qualify:

☐  FOR all nominees listed below      ☐ WITHHOLD AUTHORITY to vote for                                   ☐ FOR all except nominees
                                                                       all nominees listed below.                                                               indicated below.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through their name in the list below:

Arthur H. Baer, Kraig H. Kayser, Thomas Paulson

2. Appointment of Auditors: Ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.

☐ FOR             ☐ AGAINST
☐ ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The shares represented by this Proxy will be voted as directed by the shareholder. IF NO CHOICES ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1, FOR ITEM 2
AND FOR ITEM 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature_______________________________

________________________________________
Joint owners should each sign. Executors,
administrators, trustees, guardians, and
corporate officers should give their titles.

Dated:__________________________________

(PLEASE SIGN AND RETURN PROMPTLY)